Exhibit 99.1

Agrify Corporation Announces Preliminary Unaudited Financial Results for Q4 2023 and Update on Customer Project

Expects to Achieve the Lowest Record Net Loss and Cash Burn in Company History

TROY, Michigan, February 21, 2024 – Agrify Corporation (Nasdaq: AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today announced preliminary unaudited financial results for the fourth fiscal quarter of 2023 and updates for its Ocean Deep/Golden Lake Business Park project.

Fourth Quarter 2023 Outlook

●	Net Loss in Q4 2023 is expected to be at a historical low of $750 thousand, compared to $2.1 million net loss in Q3 2023, and $58 million loss in Q4 2022.

●	Loss from Operations is expected to decrease by 46% to a historical low of $2.5 million, compared to $4.6 million in Q3 2023

●	Gross Profit is expected to increase 105% to $1.9 million, compared to $1 million in Q3 2023, and a gross loss of $33.5 million in Q4 2022.

●	Q4 2023 Net Cash burn is also expected to be the lowest in the Company history, and the Company expects to be in a position to approach cashflow break-even in the second half of 2024.

Agrify is expected to release its financial results for the fourth quarter and full fiscal year ended December 31, 2023 before the end of March 2024. The financial information presented in this press release may be adjusted as a result of the completion of customary annual review and audit procedures.

Golden Lake Business Park Project Update

Agrify’s customer, Ocean Deep/Golden Lake Business Park, is a California-based vertically integrated cannabis operator. Ocean Deep has completed the purchase of a roughly 30,000 square feet facility in Adelanto, California, and is currently constructing Agrify’s UL-Certified EXP1 Explosion Proof Room. Ocean Deep expects to soon be extracting products with Agrify’s turnkey PX30 Hydrocarbon Extraction Lab Package to bolster its product offerings. Ocean Deep is also expected to begin operation with an estimated 120 Vertical Farming Units (“VFUs”) sold by the Company to produce high-quality cannabis flower in 2024.

About Agrify

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs), enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI (return on investment) at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless extraction, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit our website at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding preliminary financial results, the Company’s ability to approach break-even during the second half of 2024, the timing of the Company’s release of its audited financial statements, and the timing of Ocean Deep’s production using Agrify products. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 that was filed with the SEC on November 28, 2023, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Agrify Investor Relations

IR@agrify.com

(857) 256-8110